Exhibit 99.2

TechTeam Global Signs Definitive Agreement to Sell Government Solutions Subsidiary for $59 Million

Company will focus on commercial sector opportunities with plans to enhance capabilities and geographic coverage

SOUTHFIELD, Mich.,  June 4 /PRNewswire-FirstCall/ -- TechTeam Global, Inc. (Nasdaq: TEAM), a worldwide provider of information technology outsourcing and business process outsourcing services, today announced that the Company has signed a definitive agreement to sell its government solutions subsidiary, TechTeam Government Solutions, Inc., to Jacobs Engineering Group Inc. (NYSE: JEC), one of the world's largest and most diverse providers of technical, professional, and construction services.

"We are pleased with this agreement, which comes at the end of a thorough review and sale process," said Seth W. Hamot, chairman of the board of directors of TechTeam Global. "The decision to sell TechTeam Government Solutions, Inc. resulted from the board’s evaluation over the past year of various strategic alternatives to reposition the Company for stability and growth. After this review, the board determined that focusing TechTeam Global's efforts on the attractive commercial market would be the right course of action for TechTeam Global and our shareholders. The sale of our government solutions business is an important step forward to unlocking the intrinsic value of TechTeam’s underlying assets. We remain committed to enhancing shareholder value."

Mr. Hamot continued, "This transaction will provide the Company with significant financial flexibility which will enhance our more focused business efforts. We intend to use the proceeds from the sale initially to eliminate our bank borrowings and increase our cash position."

"The sale of our government solutions business represents a significant step in realizing our strategic plan for the Company," said Gary J. Cotshott, president and chief executive officer of TechTeam Global. "Our focus will now be squarely on the commercial market, delivering leading IT outsourcing and business process outsourcing services to our global customer base. TechTeam's leadership and excellence have been recognized by customers and industry analysts alike – and we intend to build on this strong position including further enhancing our capabilities and geographic coverage."

Cotshott continued, "Our commercial business has been positioned for growth and profitability on a post-divestiture basis through recently completed restructuring actions and through the investments we have been making in service capabilities, geographic coverage and demand generation. We are excited about the prospects for this business – with great market potential, an outstanding base of existing customers, a solid new business pipeline and the strength of a balance sheet with a significant cash position."

Under the terms of the definitive agreement, Jacobs Engineering will acquire 100 percent of the stock in TechTeam Government Solutions, Inc. for total consideration of $59.0 million in cash, subject to certain escrows and adjustments set forth in the definitive acquisition agreement. The transaction has been unanimously approved by TechTeam Global's board of directors and is expected to close in the third quarter of 2010 subject to the satisfaction of various closing conditions. The transaction is also subject to approval by the stockholders of TechTeam Global, and a special meeting of TechTeam Global's stockholders is anticipated to be held during the third quarter of 2010. Further details will be provided in filings with the U.S. Securities and Exchange Commission (SEC).

Houlihan Lokey served as TechTeam Global's financial advisor and Blank Rome LLP and Wiley Rein LLP served as TechTeam Global's legal advisors in connection with the sale of TechTeam Government Solutions.

Conference Call Information
TechTeam Global, Inc. will host an investor teleconference to discuss the divestiture of TechTeam Government Solutions, Inc. at 8:00 a.m. EDT, Friday, June 4, 2010. To participate in the teleconference please call 1-877-941-2333 (outside the United States, call +1-480-629-9723). When prompted, enter the passcode: 4313182. To access a simultaneous Web cast of the teleconference, go to the TechTeam Global Web site at http://www.techteam.com/investors/investor-relations and click on the Web cast icon. From this site, you can download the necessary software and listen to the teleconference. TechTeam encourages you to review the site before the teleconference to ensure that your computer is configured properly.

A script of the investor teleconference will be available at 8:00 a.m. EDT, Friday, June 4, 2010. To access the script, go to the TechTeam Global Web site at http://www.techteam.com/investors/investor-relations and click on the script icon. The script will also be filed with the U.S. Securities and Exchange Commission.

A taped replay of the call will be available beginning at approximately 10:30 a.m. EDT, Friday, June 4, 2010. This toll-free replay will be available through Friday, June 18, 2010. To listen to the teleconference replay, call 1-800-406-7325 (outside the United States, call +1-303-590-3030). When prompted, enter the passcode: 4313182.

About TechTeam Global, Inc.
TechTeam Global, Inc. is a leading provider of IT outsourcing and business process outsourcing services to large and medium businesses, as well as government organizations. The company's primary services include service desk, technical support, desk-side support, security administration, infrastructure management and related professional services. TechTeam also provides a number of specialized, value-added services in specific vertical markets. Founded in 1979, TechTeam has nearly 3,000 employees across the world, providing IT support in 32 languages. TechTeam's common stock is traded on the NASDAQ Global Market under the symbol "TEAM." For more information, call 800-522-4451 or visit www.techteam.com.

About TechTeam Government Solutions, Inc.
TechTeam Government Solutions provides IT-based services to DoD, Federal Civilian, and state and local agencies. TechTeam has core competencies in cyber security, network engineering, ITIL®-based managed services, enterprise architecture, net-centric operations, and modeling and simulation sciences. For information about TechTeam Government Solutions, Inc., please call 800-275-1177 or visit www.techteamgovt.com.

About Jacobs Engineering Group Inc.
Jacobs is one of the world's largest and most diverse providers of technical, professional, and construction services.

Important Additional Information Will Be Filed With The SEC
TechTeam Global plans to file with the SEC a proxy statement and other relevant materials in connection with the proposed sale of its government solutions business. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF TECHTEAM GOVERNMENT SOLUTIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED BY TECHTEAM GLOBAL WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain free copies of the proxy statement, including all exhibits thereto, and other documents filed with the SEC by TechTeam Global through the Web site maintained by the SEC at http://www.sec.gov.

In addition, investors and security holders will be able to obtain, without charge, a copy of the proxy statement, and all exhibits thereto, from TechTeam Global by submitting a written request to TechTeam Global, Inc., Attention: Investor Relations, 27335 West 11 Mile Road, Southfield, Michigan, 48033; or by calling 1-248-357-2866; or by visiting TechTeam Global's Web site at http://www.techteam.com/investors.

TechTeam Global, Jacobs Engineering and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies with respect to the proposed sale of TechTeam Government Solutions and the other matters to be brought at the special meeting of TechTeam Global's stockholders to which the proxy statement will relate. Information regarding the directors and executive officers of TechTeam Global and their ownership of TechTeam Global shares is contained in the annual report of TechTeam Global on Form 10-K for the year ended December 31, 2009 and the proxy statement for TechTeam Global's 2010 Annual Meeting of Stockholders which was filed with the SEC on April 30, 2010, and is supplemented by other public filings made, and to be made, with the SEC. Information regarding the directors and executive officers of Jacobs Engineering Group Inc. is contained in the annual report of Jacobs Engineering Group, Inc. on Form 10-K for the year ended October 2, 2009, which was filed with the SEC on November 20, 2009, and its proxy statement for its 2010 Annual Meeting of Shareholders, which was filed with the SEC on December 17, 2009. TechTeam Global, Inc. investors and security holders may obtain additional information regarding the direct and indirect interests of TechTeam Global, Inc., Jacobs Engineering Group Inc. and their respective directors and executive officers with respect to the proposed sale of TechTeam Government Solutions by reading the proxy statement and other filings referred to above. A more complete description will be available in the proxy statement to be filed in connection with the proposed sale of TechTeam Government Solutions. TechTeam Global investors and security holders may obtain additional information regarding the direct and indirect interests of TechTeam Global, Jacobs Engineering and their respective directors and executive officers with respect to the proposed sale of TechTeam Government Solutions by reading the proxy statement and other filings referred to above.

Cautionary Statement Regarding Forward-Looking Statements
The statements contained in this press release that are not purely historical, including statements regarding TechTeam Global's expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Actual results may differ materially from those expected because of various known and unknown factors, risks and uncertainties. Factors, risks and uncertainties that may affect TechTeam Global's ability to consummate the proposed transaction and its business, financial condition and operating results include, but are not limited to: (i) TechTeam Global's ability to complete the proxy statement and file it with the SEC on a timely basis; (ii) the failure to satisfy any of the conditions to completing the proposed transaction, including the receipt of the required approval of TechTeam Global's stockholders and other third parties; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive acquisition agreement; (iv) the failure of the proposed transaction to close for any other reason; (v) the amount of the purchase price adjustments, costs, fees, expenses and charges relating to the proposed transaction; (vi) uncertainties related to TechTeam Global's future indemnification obligations under the definitive acquisition agreement, including the possibility of not receiving some or all of the escrowed portion of the purchase price; (viii) TechTeam Global's inability to recognize any of the benefits of the proposed transaction; (ix) the implementation of TechTeam Global's strategy to refocus its resources on its commercial business and market acceptance of its refocused strategy; (ix) uncertainties related to TechTeam Global's proposed refocused strategy, including the possibility that TechTeam Global will not be able to successfully operate the remaining portion of its business after the completion of the proposed transaction on a stand-alone basis; and (x) other risks, including but not limited to the items discussed in documents filed or furnished by TechTeam Global with the SEC, including in "Item 1A — Risk Factors" of TechTeam Global's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the "2009 Form 10-K"), in subsequent reports and in the proxy statement. The forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

CONTACT: Margaret M. Loebl, VP, Chief Financial Officer and Treasurer, +1-248-357-2866, investors@techteam.com; Chris Donohue, VP, Strategy & Marketing, +1-248-357-2866, cdonohue@techteam.com, both of TechTeam Global, Inc.